________________________________________________________________________________


                                 EXHIBIT 4.38
                                 ------------

                         REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF JULY 17, 1996

                                BY AND BETWEEN

                                 USTRAILS INC.

                                      AND

                        FLEET NATIONAL BANK, AS TRUSTEE



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                           Page
SECTION 1.     DEFINITIONS................................................    1

SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT.......................    3

SECTION 3.     SHELF REGISTRATION.........................................    3

SECTION 4.     REGISTRATION PROCEDURES....................................    5

SECTION 5.     REGISTRATION EXPENSES......................................    9

SECTION 6.     INDEMNIFICATION............................................   10

SECTION 7.     MISCELLANEOUS..............................................   13

   7.1         REMEDIES...................................................   13

   7.2         NO INCONSISTENT AGREEMENTS.................................   13

   7.3         ADJUSTMENTS AFFECTING THE TRANSFER RESTRICTED SECURITIES OR
               THE SENIOR EXCHANGE NOTES..................................   13

   7.4         AMENDMENTS AND WAIVERS.....................................   13

   7.5         NOTICES....................................................   14

   7.6         SUCCESSORS AND ASSIGNS.....................................   14

   7.7         COUNTERPARTS...............................................   14

   7.8         HEADINGS...................................................   15

   7.9         GOVERNING LAW..............................................   15

  7.10         SEVERABILITY...............................................   15

   7.11        ENTIRE AGREEMENT...........................................   15

                                 DEFINED TERMS

This appendix lists all of the defined terms in the Registration Rights Agreement and indicates the page on which the Agreement defines them.

                                                                            Page
                                                                            ----
     Advice................................................................ 8

     Affiliate............................................................. 1

     Agreement............................................................. 1

     Collateral Documents.................................................. 1

     Common Stock.......................................................... 1

     Company............................................................... 1

     Deadline.............................................................. 3

     Exchange Act.......................................................... 1

     Exchange Offer........................................................ 1

     Exchanging Noteholders................................................ 1

     Filing Date........................................................... 3

     Holder................................................................ 1

     Indenture............................................................. 1

     Losses................................................................ 10

     Majority.............................................................. 2

     NASD.................................................................. 2

     Permitted Restrictions................................................ 6

     Person................................................................ 2

     PIK Notes............................................................. 1, 2

     PPM................................................................... 1

     Prospectur............................................................ 2

     Registration Expenses................................................. 9

     Registration Statement................................................... 2

     Restricted Common Stock.................................................. 2

     Restricted PIK Notes..................................................... 2

     SEC...................................................................... 2

     Securities Act........................................................... 2

     Shelf Registration....................................................... 3

     Stop Order............................................................... 9

     Subsidiary Guarantors.................................................... 1

     TIA...................................................................... 2

     Trustee.................................................................. 1

          This Registration Rights Agreement (this "Agreement") is made and entered into as of July 17, 1996, by and between USTrails Inc., a Nevada corporation (the "Company"), and Fleet National Bank, as trustee (the "Trustee").

          This Agreement is made pursuant to (i) an Exchange Offer (the "Exchange Offer") pursuant to a Private Placement Memorandum dated June 28, 1996, as supplemented by the Supplement to Private Placement Memorandum dated July 15, 1996 (the "PPM") and the related Letter of Transmittal, under which the Company offered certain holders of USTrails Inc. 12% Secured Notes due 1998 and Additional Series 12% Secured Notes due 1998 (collectively the "1998 Notes") the opportunity to exchange their Secured Notes for the Exchange Consideration described in the PPM, which includes (a) the Company's Senior Subordinated Pay-In-Kind Notes due 2003 (the "PIK Notes") and shares of common stock of the Company, par value $.01 per share (the "Common Stock "); and (ii) an Indenture, dated as of July 17, 1996, of the Company and certain subsidiaries of the Company (the "Subsidiary Guarantors") to the Trustee, in respect to the PIK Notes. In order to induce the Holders of the 1998 Notes to enter into the Exchange Offer, the Company has agreed that as a condition of the closing of the transactions contemplated under the Exchange Offer and such Indenture, the Company would provide the registration rights set forth in this Agreement.

          The parties hereby agree as follows:

SECTION 1.     DEFINITIONS

          All capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Indenture. As used in this Agreement, the following capitalized terms shall have the following meanings:

          1998 Notes:  As defined in the preamble.
          ----------
          Advice:  As defined in Section 4(d) hereof.
          ------
          Affiliate:  As defined in the Indenture.
          ---------
          Collateral Documents:  As defined in the Indenture.
          --------------------
          Deadline:  As defined in Section 3(a) hereof.
          --------
          Exchange Act:  The Securities Exchange Act of 1934, as amended.
          ------------
          Exchanging Noteholders: A holder of the 1998 Notes participating in
          ----------------------
the Exchange Offer.

          Holder:  The term "Holder" with respect to a security means the holder
          ------
of record thereof.

          Indenture: The Indenture, dated as of the date hereof between the
          ---------
Company and the Trustee, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof, pursuant to which the PIK Notes are being issued and certain other Transfer Restricted Securities may be issued in accordance with the terms thereof.

          Majority:  A Majority of the Transfer Restricted Securities is a
          --------
majority in principal amount of the Restricted PIK Notes then outstanding, except that, in respect to a Registration Statement in which only Restricted Common Stock is being sold, a Majority of Transfer Restricted Securities means a majority of such Restricted
Common Stock.

          NASD:  National Association of Securities Dealers, Inc.
          ----
          PIK Notes:  The Notes as defined in the Indenture.
          ---------
          Person:  An individual, partnership, corporation, trust or
          ------
unincorporated organization, or a government or agenc political subdivision thereof.

          Prospectus: The prospectus included in any Registration Statement, as
          ----------
amended or supplemented by any prospectus supplement and by all other amendments thereto (including post-effective amendments) and all material incorporated by reference in such prospectus.

          Registration Expenses:  As defined in Section 5 (a) hereof.
          ---------------------

          Registration Statement: Any registration statement of the Company
          ----------------------
which covers any of the Transfer Restricted Securities, pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference in such registration statement.

          Restricted PIK Notes: All PIK Notes that upon original issuance
          --------------------
thereof, are Transfer Restricted Securities, provided that when any PIK Note (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been distributed to the public pursuant to and in accordance with Rule 144 (or any similar rule) under the Securities Act or (iii) has been transferred by an Exchanging Noteholder to another Person (other than by operation of law, or to another Exchanging Noteholder), such PIK Note shall cease to be a Restricted PIK Note.

          Restricted Common Stock: The shares of Common Stock that upon original
          -----------------------
issuance are Transfer Restricted Securities, provided that when any Common Stock
(i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been distributed to the public pursuant to Rule 144 (or any similar rule) under the Securities Act or (iii) has been transferred by an Exchanging Noteholder to another Person (other than by operation of law, or to another Exchanging Noteholder), such Common Stock shall cease to be Restricted Common Stock.

          SEC:  The Securities and Exchange Commission.
          ---
          Securities Act:  The Securities Act of 1933, as amended.
          --------------
          Shelf Registration: The Shelf Registration defined in Section 3 here
          ------------------
          TIA:  The Trust Indenture Act of 1939, as amended.
          ---

          Transfer Restricted Securities: All PIK Notes and the Common Stock
          ------------------------------
received by the Exchanging Noteholders in the Exchange Offer and Secondary Notes issued in respect of PIK Notes until the earliest to occur of (i) the period of years set forth in Rule 144(k) under the Securities Act (which is currently three years), (ii) the date on which such Transfer Restricted Securities have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement, (iii) the date on which such Transfer Restricted Securities have been distributed to the public pursuant to Rule 144 under the Securities Act or are salable pursuant to Rule 144(k) under the Securities Act, or (iv) a transfer of such Transfer Restricted Securities by an Exchanging Noteholder to another Person (other than by operation of law, or to another Exchanging Noteholder).

SECTION 2.     SECURITIES SUBJECT TO THIS AGREEMENT

          The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

SECTION 3.     SHELF REGISTRATION

          (a) The Company shall file a "shelf" registration with respect to all Restricted PIK Notes and all Restricted Common Stock on any appropriate form pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act (the "Shelf Registration") on a date (the "Filing Date") following the date of this Agreement, but in no event later than January 13, 1997, and shall use its good faith efforts to have such Shelf Registration declared effective by the SEC as soon as practicable thereafter, but in no event later than April 14, 1997 (the "Deadline"). The Company shall notify the Trustee in writing promptly upon the making of the filing.

          (b) Neither the Company nor any of its security Holders shall have the right to include any of the Company's securities other than Transfer Restricted Securities in the Shelf Registration.

         (c) If the Holders of a Majority of the Transfer Restricted Securities to be registered in the Shelf Registration so, with the consent of the Company, which consent shall not be unreasonably withheld or delayed, an offering of Transfer Restricted Securities pursuant to the Shelf Registration may be effected in the form of an underwritten offering. In such event, and if the managing underwriters advise the Company and the Holders of such Transfer Restricted Securities in writing that in their opinion that either (i) the amount of Transfer Restricted Securities proposed to be sold in such offering or
(ii) the inclusion of either Restricted PIK Notes or Restricted Common Stock in such offering would interfere with the successful marketing of such offering or adversely affect the price of such offering, there shall be included in such underwritten offering (x) the amount of such Transfer Restricted Securities which in the opinion of such underwriters can be sold, and such amount shall be allocated pro rata among the Holders of such Transfer Restricted Securities on the basis of the principal amount of Transfer Restricted Securities requested to be included by such Holders, or (y) solely Restricted PIK Notes or Restricted Common Stock, as the case may be.

          (d) If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment bank or investment banks that will administer the offering will be selected by the Holders of a Majority of such

Transfer Restricted Securities included in such offering; provided, that such
                                                          --------
investment bank shall be reasonably satisfactory to the Company.

          (e) The Company shall use its good faith efforts to keep the Shelf Registration continuously effective until all the Transfer Restricted Securities covered by the Shelf Registration have been disposed of pursuant to the terms of a Registration Statement.

          (f) The Company agrees (1) not to effect any public or private offer, sale or distribution of any of its securities similar to those being registered pursuant to this Section 4, or any securities convertible into or exchangeable or exercisable for such securities, including, without limitation, a sale pursuant to Regulation D under the Securities Act, (i) during the 10-day period prior to, and during the 45-day period beginning with, the effectiveness of a Registration Statement filed under this Section 3 to the extent timely requested in writing by a Holder of the Transfer Restricted Securities or the managing underwriters (except pursuant to registrations on Form S-4 or S-8 or any successor form to such Forms) and (ii) during the 20-day period following receipt by the Company of a notice in writing from a Holder or Holders of at least 10% of the aggregate principal amount of the Transfer Restricted Securities of an intention to sell Transfer Restricted Securities pursuant to an effective Registration Statement filed under this Section 3, and (2) to use reasonable efforts to cause each Holder of 5% or more of its securities similar to those being registered pursuant to this Section 3, or any securities convertible into or exchangeable or exercisable for such securities (other than the Transfer Restricted Securities) purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such periods, including, without limitation, a sale pursuant to Rule 144 under the Securities Act.

          (g) The parties agree that the Holders of the Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 3(a) and (c) and that it would not be feasible to ascertain the extent of such damages with precision. If the Company has an obligation to file a Registration Statement pursuant to Section 3(a) or 3(c), and such Registration Statement (i) is not filed on or prior to January 13, 1997, (ii) is not declared effective by the SEC on or prior to the Deadline or (iii) has ceased to be effective prior to the date all Transfer Restricted Securities have been disposed of without being succeeded within 30 days by an effective Registration Statement (each a "Default Date"), then from the later of the applicable Default Date or the date on which the Company becomes so obligated, the interest rate borne by the PIK Notes shall be increased, as liquidated damages and not as a penalty, to a rate that is ten cents ($.10) per week per $1,000 principal amount higher than the interest rate then payable on the PIK Notes (the "Shelf Interest Rate Increase"). The interest rate borne by the PIK Notes shall be reduced by the amount of any Shelf Interest Rate Increase on and after the date, if any, on which a Registration Statement with respect to the Shelf Registration is filed or declared effective. Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the PIK Notes (including the Shelf Interest Rate Increase) exceed the maximum amount permitted under applicable usury laws.

SECTION 4.     REGISTRATION PROCEDURES

          (a) In connection with the Shelf Registration, the Company will use its good faith efforts to effect such registration to permit the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use its good faith efforts to:

          (i) Prepare and file with the SEC a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements, cooperate and assist in any filings required to be made with the NASD, and use its best efforts to cause any such Registration Statement to become effective; provided, (i) that before the
                                            --------
initial filing of any Registration Statement or any Prospectus, the Company will furnish to the Trustee, on behalf of the Holders of the Transfer Restricted Securities covered by any such Registration Statement no later than 5 days prior to filing and the underwriters, if any, on a timely basis, copies of all such documents proposed to be filed, and will use its best efforts to reflect in each such document, when so filed with the SEC, such comments as any of such Holders and underwriters reasonably may propose and (ii) that the Company shall furnish to the Trustee, on behalf of the Holders of the Transfer Restricted Securities covered by any such Registration Statement and the underwriters, if any, promptly upon their request, copies of all documents relating to such Registration Statement filed with the SEC.

          (ii) Prepare and file with the SEC such amendments and post-effective amendments to any such Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in Section 3(e); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the related Prospectus.

          (iii) Notify the Holders of Transfer Restricted Securities and the managing underwriters, if any, promptly (and, if requested by any such Persons, confirm such advice in writing) (1) when the Prospectus or any Prospectus supplement or post-effective amendment relating to such Transfer Restricted Securities has been filed, and, with respect to any Registration Statement or any post-effective amendment relating to such Restricted Securities, when the same has become effective, (2) of any request by the SEC for amendments or supplements to such Registration Statement or the Prospectus relating to such Transfer Restricted Securities or for additional information, (3) of the issuance by the SEC of any Stop Order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose,
(4) if at any time prior to the consummation of any underwritten offering the representations and warranties of the Company contemplated by paragraph (xv) below cease to be true and correct, (5) of the receipt by the Company of a notification with respect to the suspension of the qualification of such Transfer Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the existence of any fact which makes untrue any statement of a material fact made in such Registration Statement, the Prospectus relating to such Transfer Restricted Securities or any document incorporated therein by reference or which requires the making of any changes in such Registration Statement, the Prospectus relating to such Transfer Restricted Securities or any document incorporated therein by reference in order to make the statements therein not misleading.

          (iv) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible moment, including filing a subsequent "shelf" Registration Statement if required by the SEC to obtain the withdrawal of such order.

          (v) If reasonably requested by the managing underwriter or underwriters or a majority of the Holders of Transfer Restricted Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold agree should be reasonably included therein relating to the sale of the Transfer Restricted Securities, including, without limitation, information with respect to the principal amount of Transfer Restricted Securities, as the case may be, being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (vi) Provide a copy of any document which is to be filed or incorporated by reference as an exhibit into any Registration Statement or the Prospectus related thereto (after initial filing of any such Registration Statement) to counsel to the selling Holders of Transfer Restricted Securities registered pursuant thereto and to the managing underwriters, if any, promptly upon their request after having received timely notice.

          (vii) Furnish to each selling Holder of Transfer Restricted Securities and each managing underwriter, without charge, at least one conformed copy of the Registration Statement registering such Transfer Restricted Securities and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

          (viii) Deliver to each selling Holder of Transfer Restricted Securities and the underwriters, if any, without charge, as many copies of the Prospectus relating to the registration of such Transfer Restricted Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request. The Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto, as contemplated thereby.

          (ix) Prior to any public offering of Transfer Restricted Securities, register, or qualify or cooperate with the selling Holders of Transfer Restricted Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Transfer Restricted Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Transfer Restricted Securities covered by a Registration Statement; provided, that the Company will not be required to
                             --------
qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (x) Subject to the restrictions imposed by Article 9 of the Company's By-laws and the Contractual Transfer Restrictions (the "Permitted Restrictions"), cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Transfer Restricted Securities to be sold, not bearing any restrictive legends other than the Permitted Restrictions, and in a form eligible for deposit with The Depository Trust Company if permitted subject the Permitted Restrictions; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, may request at least two business days prior to any sale of such Transfer Restricted Securities made by such underwriters.

          (xi) Use its best efforts to cause the Transfer Restricted Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (ix) above.

          (xii) If any fact contemplated by clause (iii)(6) of this Section 4(a) shall exist, prepare a supplement or post-effective amendment to the applicable Registration Statement or, as soon as practicable, the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xiii) Cause all Transfer Restricted Securities covered by a Registration Statement to be listed on each securities exchange or NASDAQ, on which similar securities issued by the Company are then listed, if requested by the Holders of a majority in aggregate principal amount of such PIK Notes or the Holders of a majority of the Restricted Common Stock, as the case may be, or the managing underwriters, if any.

          (xiv) Provide a CUSIP number for all Transfer Restricted Securities, not later than the effective date of a Registration Statement.

          (xv) Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as may reasonably be required in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in connection with any such underwriting agreement entered into by the Company, (1) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Holders of a Majority of the Transfer Restricted Securities being sold) addressed to each selling Holder and the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters and, to the extent permitted, the selling Holders of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters issued by independent certified accountants in connection with primary underwritten offerings; (4) set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section 6; and (5) deliver such documents and certificates as may be reasonably requested by the Holders of a Majority of the Transfer Restricted Securities being sold and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xv). The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder.

               (xvi) Make available for inspection by a representative of the Holders of a Majority of the Transfer Restricted Securities any underwriter participating in any disposition pursuant to such applicable Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney, or accountant in connection with such Registration Statement; provided, that any records, information, or
                             --------
documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information, or documents is required by law or by a court or administrative order.

               (xvii) The Company shall cause the Indenture to be qualified under the TIA not later than the effective date of a Registration Statement filed pursuant to the PIK Notes Shelf Registration and, in connection therewith, cooperate with the Trustee and the Holders of the Restricted PIK Notes, to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

               (xviii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) following the effective date of such Registration Statement.

          (b) The Company may require each Person who beneficially owns or holds of record the Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in writing. Each such Person agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Person not materially misleading.

          (c) With respect to any underwritten Shelf Registration, each Holder of Transfer Restricted Securities participating in such Shelf Registration agrees (i) to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by or on behalf of such Holder and (ii) to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and documents required under the terms of such underwriting arrangements.

          (d) Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any written notice from the Company of the existence of any fact of the kind described in Section 4(a)(iii)(6) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. In the event the Company shall give any such notice or receive notice of any order suspending the effectiveness of the Registration Statement (a "Stop Order"), the time periods referred to in Section 4(a)(ii) hereof and the time periods regarding the effectiveness of the Registration Statement set forth in Section 3 hereof, as the case may be, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iii)(6) hereof or the receipt of the Stop Order, as the case may be, to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xii) hereof, shall have received the Advice, or shall have been notified by the Company that the Stop Order has been withdrawn, as the case may be.

SECTION 5.     REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation:
               (i) all registration and filing fees and expenses (including filings made with the NASD, if any);

               (ii) fees and expenses of compliance with federal securities or state or other jurisdiction's "blue sky" laws;

               (iii) expenses of printing (including, without limitation, printing certificates for the PIK Notes and the Common Stock, subject to section 4(a)(x), in a form eligible for deposit with Depository Trust Company and/or certificated form, as the case may be, and prospectuses) and delivery services;

               (iv) fees and disbursements of counsel for the Company and for the Holders of the Transfer Restricted Securities (subject to the provisions of Section 5(b) hereof);

               (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit elected by the Company or required by applicable securities laws and "cold comfort" letters required by or incident to such performance);

               (vi) reasonable expenses and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Transfer Restricted Securities or legal expenses of any Person other than the Company, the underwriters and the selling security Holders);

               (vii) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD. All such expenses listed in subsections (i) - (vii) are herein called "Registration Expenses"; and

               (viii) fees and expenses of listing the Transfer Restricted Securities on any securities exchange in accordance with Section 4(a)(xiii) hereof.

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with the Shelf Registration, the Company will reimburse the Holders of Transfer Restricted Securities being tendered or registered for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a Majority of such Transfer Restricted Securities.

          (c) Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities, the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than such counsel as provided above, and all registration expenses to the extent required by applicable law.

SECTION 6.     INDEMNIFICATION

          (a) With respect to the Registration Statement the Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Transfer Restricted Securities, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of such Holders' and control Persons' affiliates, the officers, directors, partners, agents, counsel, and employees against all losses, claims, damages, liabilities and expenses (including, without limitation, any and all legal and other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise and the costs, expenses and disbursements of investigating, preparing or defending any such action, suit, proceeding or investigation, whether or not in connection with litigation in which an indemnified party is a party and whether or not involving a third party, and, subject to Section 6(c), all amounts paid in settlement of a claim or litigation) (collectively, the "Losses") as and when incurred, arising out of, based upon or in connection with (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Transfer Restricted Securities under the "blue sky" or securities laws thereof or filed with the SEC, any securities exchange or any insurance commission or authority, or arising out of, based upon or in connection with any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information (a) relating to a Person claiming indemnification hereunder, furnished in writing to the Company by or on behalf of such a Person expressly for use in the Registration Statement or (b) made in any preliminary Prospectus if a copy of the Prospectus (as amended or supplemented) was not sent or given by or on behalf of such Person claiming indemnification hereunder to the Person asserting any such Loss, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Transfer Restricted Securities as required by the Securities Act, and the Prospectus (as so amended or supplemented) would have completely corrected such untrue statement or omission, provided, however, that the Company
                                             ----------------
shall have furnished copies in accordance with Section 4(a)(viii) hereof of such Prospectus (as so amended or supplemented) to such Person claiming indemnification hereunder, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained herein. The Company will also indemnify underwriters participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Transfer Restricted Securities, if requested in connection with a Registration Statement relating to the Shelf Registration.

          (b) In connection with a Registration Statement relating to the Shelf Registration pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus and agrees, severally and not jointly, to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers who sign the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each of the Company's and such control Persons' affiliates, officers, directors, partners, agents, counsel and employees against any Losses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that the same resulted from or are contained in any information relating to such Holder furnished in writing by such Holder to the Company specifically for use in such Registration Statement, Prospectus or preliminary Prospectus. In no event shall the liability of any selling Holder of Transfer Restricted Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons relating to such Persons specifically for use in any preliminary Prospectus, Prospectus or Registration Statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to deliver such notice
                       --------
shall not relieve the indemnifying party of its indemnification obligations hereunder, except and only to the extent that the omission to so notify materially prejudices the indemnified party in the defense of such claims, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (including, to the extent any settlement involves the payment of money, the right to settle any such claim or proceeding); provided, however, that any Person
                                      --------  -------
entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the judgment of any such Person, based upon advice of independent counsel, there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying person, or a conflict of interest or potential conflict of interest exists between such Person and the indemnifying party in respect of such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).
No indemnified party will be required to consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party will not, in connection with substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (in addition to all local counsel which are necessary in the opinion of counsel for such indemnified party in order to adequately represent such Person), unlessthere may be one or more legal defenses available to it which are differentfrom or additional to those available to the other indemnified persons, in which event the indemnifying party shall be obligated to pay the fees and expenses of, such additional counsel or counsels and local counsel.

          (d) If a claim for indemnification provided for in the preceding clauses (a) and (b) is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the indemnified party, on the one hand, and the indemnifying party, on the other hand, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of such parties, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, that no Holder of
                                                --------
Transfer Restricted Securities shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such Holder with respect to the sale of the Transfer Restricted Securities giving rise to the indemnification obligation under this Section 6. The relative benefits received by the Company on the one hand shall be the total proceeds from the sale of the Transfer Restricted Securities received by the Company, and the relative benefits received by each of the Holders shall be the total proceeds received by such Holder with respect to the sale of the Transfer Restricted Securities giving rise to the indemnification obligation. The relative fault of the Company on the one hand and the Holder of Transfer Restricted Securities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Transfer Restricted Securities on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this clause (d) except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 6 if such indemnification were available or sufficient.

          (e) The indemnity and contribution agreements contained in this
Section 6 are in addition to any liability that the indemnifying Persons may otherwise have to the indemnified Persons referred to above.

SECTION 7.     MISCELLANEOUS

     7.1  REMEDIES

          Each Holder of Transfer Restricted Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture, and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     7.2  NO INCONSISTENT AGREEMENTS.

          The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights of its outstanding securities to any Person. The rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's securities under any other agreements.

     7.3 ADJUSTMENTS AFFECTING THE TRANSFER RESTRICTED SECURITIES OR THE SENIOR EXCHANGE NOTES.

          The Company will not take any action, or to the extent within its control, permit any change to occur, with respect to the Transfer Restricted Securities which would adversely affect the ability of the Holders of such securities to include such securities in a registration undertaken pursuant to this Agreement.

     7.4  AMENDMENTS AND WAIVERS.

          The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of 66 2/3% of the outstanding Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being registered pursuant to a Shelf Registration and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities whose securities are not being registered pursuant to such Shelf Registration may be given only by the Holders of a Majority of the Transfer Restricted Securities being tendered or registered.

     7.5  NOTICES.

          All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to the Trustee, initially at the address given by the Trustee in the Indenture or thereafter at an address given in accordance with the provisions of this Section 7.5, with a copy to Shipman & Goodwin, One American Row, Hartford, Connecticut 06103-2819,
               Attention: Deborah Smith Frisone.

          (2) if to the Company, initially at its address set forth in the Indenture and thereafter at such other address, notice of which is given in accordance with the provisions of this Section, with a copy to Gibson, Dunn & Crutcher, 1717 Main Street, Dallas, Texas 75201, Attention: Irwin F. Sentilles, III, Esq.

          (3) If to a Holder, in care of the Trustee pursuant to clause (1) above.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          To the extent any Holders of Transfer Restricted Securities have received notice from an agent of the Company at the Company's direction conforming to the requirements for such notice set forth herein and in accordance with the terms hereof, such notice shall be deemed to have been given in accordance with the terms hereof.

     7.6  SUCCESSORS AND ASSIGNS.

          This Agreement shall, subject to clause (iv) in the definition of Transfer Restricted Securities, inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     7.7  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.8   HEADINGS.

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9   GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

7.10  SEVERABILITY.

      In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

7.11  ENTIRE AGREEMENT.

      This Agreement together with the Indenture and the Exchange Offer (including the exhibits and schedules thereto) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Exchange Offer. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          USTRAILS INC.

                          By:          /s/ William J. Shaw
                             ---------------------------------
                              Name:    William J. Shaw
                                    --------------------------
                              Title:   President
                                    --------------------------



                          FLEET NATIONAL BANK, as Trustee

                          By:          /s/ Phillip G. Kane
                             ---------------------------------
                             Name:     Phillip G. Kane
                                  ----------------------------
                             Title  Vice President
                                  ----------------------------